Exhibit 99.1

Contacts: Media	Investors
Tom Fitzgerald	Mike Salop
720-332-4374	720-332-8276
tom.fitzgerald@westernunion.com	mike.salop@westernunion.com

Western Union Reports Third Quarter Results
Revenue Increases 1%; Strong Growth in Electronic Channels
Strategic Actions Being Implemented to Drive Long-term Growth
Dividend Increased by 25% to $0.50 Annually
Share Repurchase Authorization Increased to $750 Million

_________________________________________________________

Englewood, Colo., October 30, 2012 - The Western Union Company (NYSE: WU) today reported financial results for the 2012 third quarter.

Financial highlights for the quarter included:

▪	Revenue of $1.4 billion, a reported increase of 1%, or 3% constant currency, compared to last year's third quarter

▪	Pro forma revenue decrease of 1% constant currency, including Travelex Global Business Payments (TGBP) in the prior year period

▪
Operating margin of 25.7% in the current and prior year period. Operating margin was 26.4% excluding TGBP integration expenses of $10 million, compared to 26.7% excluding $14 million of restructuring expenses in the prior year period

▪	EBITDA margin excluding TGBP integration expenses of 30.7%, compared to 30.0% excluding restructuring expenses in the prior year period

▪	Effective tax rate of 16.8%, compared to 23.6% in the prior year

▪	EPS of $0.45, compared to $0.38 in the prior year. EPS excluding TGBP integration expense of $0.46, compared to $0.40 in the prior year excluding restructuring expenses

▪
Year-to-date cash provided by operating activities of $860 million, including the impact of tax payments of approximately $90 million relating to the agreement with the U.S. Internal Revenue Service announced December 15, 2011

Western Union President and Chief Executive Officer Hikmet Ersek commented, “In the third quarter our revenues increased 1%. Business was challenging, as soft global economic conditions, compliance related changes, and competitive pressures in certain money transfer corridors impacted revenues. Globally, Western Union branded consumer money transfer revenue grew slightly in constant currency terms, with our on-line business once again delivering very good results. We continue to generate strong cash flow, and year-to-date we have now returned over $600 million to shareholders through share repurchase and dividends.”

Ersek continued, “We are continuing to advance our growth strategies: expanding our network in consumer money transfer; adding on-line and other digital capabilities to attract new consumers; acquiring business customers and expanding geographies in our business-to-business segment; and establishing a global presence in stored value. As we have progressed through 2012, however, the market environment in consumer money transfer has become more difficult, especially in recent months. To better position us for the sustainable growth of this business we are implementing a series of strategic actions, with a focus on enhancing our value proposition, continuing to invest in the fast growing digital channels, and further optimizing our cost structure.”

Ersek added, “Enhancing our value proposition will include improving the customer experience and accelerating pricing investment in certain corridors. Although these investments will negatively impact short-term financial results, we believe they are the right actions to regain market share momentum and drive long-term revenue and profit growth. Similar initiatives have delivered solid results in the past, such as with our U.S. domestic money transfer repositioning in late 2009.”

Ersek added, “We remain very confident about the long-term prospects for the business. We are a leader in a growing market in consumer money transfer, and we are taking steps to enhance our position for the future. We will continue to execute our strategies in business-to-business, digital, and stored value. I am also pleased to announce our board of directors has approved a 25% increase in our dividend, to $0.50 per share annually, as well as a new $550 million share repurchase authorization, which gives us the opportunity to repurchase up to approximately $750 million of our shares through the end of 2013.”

Strategic Action Plans

The Company is implementing a series of strategic actions focused on three key areas: consumer value proposition, digital channels, and cost optimization.

1.)
Improving the Consumer Value Proposition. To regain momentum and acquire new customers, the Company anticipates increasing its pricing investment in key corridors, adding new products and services, and taking additional actions to improve the overall customer experience. Pricing actions in key corridors are expected to be implemented in the fourth quarter of 2012, with additional actions in 2013. Such actions typically result in immediate transaction growth, with revenue declines in the initial 12 months leading to revenue increases thereafter as a result of additional customer acquisition and usage. The 2012 pricing investment is expected to remain at approximately 1% of revenues. Various pricing actions for 2013 are still being evaluated; however, the 2013 pricing investment is expected to be in the mid-single digit range if all contemplated actions are implemented. The Company also anticipates increasing investments to improve the customer experience in 2013, including new products and services, stronger presence at point of sale, more tailored consumer communication, and enhanced customer service.

2.)
Growing Digital. The Company will continue to invest in its fast growing digital business, with planned acceleration of investments in customer acquisition, product capabilities, and value propositions in key corridors. Digital revenues of $500 million by 2015 are still expected.

3.)
Implementing Productivity and Cost Savings Initiatives. Beginning in the fourth quarter of 2012, new initiatives are expected to be implemented to improve productivity and reduce costs. Actions targeting $30 million of annual cost savings by 2014 have currently been identified, and approximately $30 million of expenses related to these initiatives is expected to be incurred in the fourth quarter of 2012. Additional productivity and cost savings initiatives are expected throughout 2013.

The Impact of Strategic Actions on 2013 Financial Results. The strategic action plans are intended to drive immediate transaction increases and long-term revenue and profitability growth, but are anticipated to have a negative impact on 2013 financial results. The 2013 outlook will be highly dependent on the economic environment, the level of pricing actions, and the level of incremental investments. At this time the Company believes 2013 constant currency revenues may decline slightly and GAAP operating income may decline 10% to 15% from 2012 levels, if all actions are implemented as currently contemplated. The Company will provide its 2013 outlook when it releases fourth quarter earnings in February.

Dividend and Share Repurchase Authorization

The Company announced today that its board of directors declared a quarterly cash dividend of $0.125 per common share, payable December 31, 2012 to stockholders of record at the close of business on December 17, 2012. The $0.125 quarterly dividend, which equates to $0.50 annually, represents a 25% increase from the previous quarterly dividend of $0.10 per common share, or $0.40 annually.

The Company also announced that its board of directors approved a new $550 million share repurchase authorization, which expires December 31, 2013. This is in addition to the $194 million remaining as of September 30 under the current authorization, which expires December 31, 2012.

Management Changes

The Company has implemented changes to its management structure to better support its multi-product, multi-channel focus. The changes are intended to improve and expedite customer focused decisions across all products and channels and reduce costs. As part of these changes, Stewart Stockdale, formerly EVP and President, Global Consumer Financial Services, has left the organization. The Company would like to thank Mr. Stockdale for his contributions over the last four years and wish him well in his future endeavors.

2012 Outlook

The Company has updated its full year 2012 revenue, margin, and EPS outlook to reflect lower second half revenue trends. Margins and EPS have also been adjusted to include approximately $30 million of anticipated pre-tax expenses related to new cost savings initiatives.

The Company now expects the following outlook for 2012:

Revenue

•	Constant currency revenue growth in a range of +4% to +5%, including a +4% benefit from the full year inclusion of TGBP

•	GAAP revenue growth 2% lower than constant currency

•	Business Solutions pro forma constant currency revenue growth of low to mid-single digits, including TGBP revenue in the prior year period

Operating Margins

•	The current outlook for margins includes an approximately 0.5% negative impact from expenses related to the new cost savings initiatives

•	GAAP operating margin of approximately 23.5%. The Company's previous outlook for GAAP operating margin was approximately 24.5%

•	Operating margin of approximately 24.5% excluding TGBP integration costs. The Company's previous outlook was approximately 25.5%

•	EBITDA margin excluding TGBP integration costs of approximately 29%. The Company's previous outlook was approximately 30%

Tax Rate

•
The Company anticipates an effective tax rate in a range of 14% to 15%. The effective tax rate is lower than the previous outlook of 15% to 16% partially due to lower U.S. based income resulting from the expenses related to the new cost savings initiatives

Earnings Per Share

•	The current outlook for EPS includes $0.04 of expenses related to the new cost savings initiatives

•	GAAP EPS in a range of $1.60 to $1.63, which compares to the previous outlook of $1.68 to $1.72

•	EPS excluding TGBP integration expenses in a range of $1.65 to $1.68, which compares to the previous outlook of $1.73 to $1.77

Cash Flow from Operations

•	Cash flow from operations of approximately $1.1 billion, or $1.2 billion excluding anticipated tax payments of approximately $90 million relating to the IRS agreement announced on December 15, 2011

Additional highlights for the 2012 third quarter included:

▪
Consumer-to-Consumer (C2C) revenue decrease of 4% on a reported basis and a decrease of 1% constant currency, with transactions at the same level as the prior year period. C2C constant currency revenue increased slightly for the Western Union brand, while the Vigo and Orlandi Valuta brands declined as a result of compliance changes related to the Southwest Border Agreement

◦	C2C represented 81% of Company revenue

◦
North America region revenue decrease of 8% from the prior year period, primarily due to the impact of compliance related actions affecting the Vigo and Orlandi Valuta brands serving the U.S. to Mexico and various Latin American countries

◦	Europe and the CIS region revenue decrease of 9%, including a negative 5% impact from currency translation, primarily due to declines in Southern Europe and Russia

◦	Middle East and Africa (MEA) region revenue flat, including a negative 3% impact from currency translation

◦	Asia Pacific (APAC) region revenue increase of 1%, including a negative 1% impact from currency translation

◦	Latin America and the Caribbean (LACA) region revenue increase of 4%, including a negative 3% impact from currency translation

◦	westernunion.com revenue increase of 22%, including a negative 4% impact from currency translation

◦	C2C operating margin of 29.4% compared to 29.0% in the prior year

▪	Consumer-to-Business (C2B) payments revenue decrease of 5% reported, including a negative 3% impact from currency translation

◦	C2B represented 10% of Company revenue

◦	C2B operating margin of 25.3% compared to 21.0% in the prior year

▪	Business Solutions revenue of $95 million, compared to $34 million in the prior year

◦	Business Solutions represented 7% of Company revenue

◦	Pro forma revenue flat on a constant currency basis, including TGBP revenue in the prior year period

◦
Operating loss of $7 million, including $17 million of depreciation and amortization and $10 million of TGBP integration expenses (integration expenses include approximately $1 million that is also included in depreciation and amortization), compared to an operating loss of $2 million in the prior year (prior year does not include TGBP)

▪	Electronic channels revenue increase of 25%

◦
Electronic channels, which include westernunion.com, account based money transfer, and mobile money transfer, represented 4% of total Company revenue (included in the various segments), compared to 3% of Company revenue in the prior year period

▪	Prepaid revenue increase of 9%

◦	Prepaid including third party top-up represented 1% of Company revenue

▪	Agent locations of approximately 510,000 as of September 30

▪	Share repurchases of $112 million (6 million shares at an average price of $17.51 per share) and dividends declared of $0.10 per share or $60 million in the quarter

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted, pro forma revenue change TGBP and constant currency adjusted, operating income margin excluding restructuring and TGBP integration expense, EBITDA margin excluding restructuring and TGBP integration expense, earnings per share restructuring and TGBP integration expense adjusted, Consumer-to-Consumer segment revenue change constant currency adjusted, Business Solutions segment pro forma revenue change TGBP and constant currency adjusted, 2012 revenue change outlook constant currency adjusted, 2012 operating income margin outlook TGBP integration expense adjusted, 2012 EBITDA margin outlook TGBP integration expense adjusted, 2012 earnings per share outlook TGBP integration expense adjusted, 2012 operating cash flow outlook IRS Agreement adjusted, and additional measures found in the supplemental schedule included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company's website at www.westernunion.com.

EBITDA

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses. The 2012 EBITDA has been adjusted to exclude TGBP integration expense, and the 2011 EBITDA has been adjusted to exclude restructuring expenses and TGBP integration expense. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

TGBP Integration

The Company expects approximately $50 million of integration expense for TGBP in 2012, of which approximately $10 million was incurred in the third quarter. TGBP integration expense consists primarily of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel, and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.

Restructuring

The Company did not incur any restructuring expenses in the third quarter of 2012. The Company recorded $14 million of restructuring charges in the third quarter of 2011. Approximately $3 million was included in cost of services and $11 million was included in selling, general, and administrative expense. Restructuring expenses are not reflected in segment operating results.

Restructuring expenses include expenses related to severance, outplacement and other related benefits; facility closure and migration of IT infrastructure; and other expenses related to relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs, and the acceleration of depreciation and amortization.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1-888-317-6003 (U.S.) or +1-412-317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 6589160.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through
November 8, 2012, at 1-877-344-7529 (U.S.) or +1-412-317-0088 (outside the U.S.). The pass code is 6589160. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2011. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and financial market disruptions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; the pricing of our services and any pricing investments, and their impact on our customers and our financial results; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers and electronic and Internet providers; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in immigration laws, interruptions in immigration patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the realization of anticipated financial benefits from these acquisitions; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; any material breach of security or safeguards of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; adverse rating actions by credit rating agencies; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: the failure by us, our agents or their subagents to comply with laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards; liabilities resulting from a failure of our agents or subagents to comply with laws and regulations; increased costs due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting our agents; liabilities and unanticipated developments resulting from governmental investigations and consent agreements with, or enforcement actions by, regulators, including those associated with compliance with, or a failure to comply with, the settlement agreement with the State of Arizona; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under and the actions of the Consumer Financial Protection Bureau; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of September 30, 2012, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of approximately 510,000 agent locations in 200 countries and territories. In 2011, The Western Union Company completed 226 million consumer-to-consumer transactions worldwide, moving $81 billion of principal between consumers, and 425 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		6%	5%	6%	9%	4%	1%	4%
Consolidated revenues (constant currency) - YoY % change	a	5%	6%	5%	9%	7%	3%	6%
Agent locations		485,000	485,000	485,000	495,000	510,000	510,000	510,000

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		6%	3%	5%	4%	0%	(4)%	0%
Revenues (constant currency) - YoY % change	e	4%	3%	4%	5%	3%	(1)%	2%
Operating margin		29.0%	28.0%	28.6%	27.7%	28.5%	29.4%	28.5%

Transactions (in millions)		57.64	59.00	225.79	56.37	58.49	57.47	172.33
Transactions - YoY% change		5%	5%	6%	7%	4%	0%	3%

Total principal ($ - billions)		21.1	20.6	81.3	19.5	20.1	19.7	59.3
Principal per transaction ($ - dollars)		366	349	360	346	344	342	344
Principal per transaction - YoY % change		3%	(2)%	1%	(4)%	(6)%	(6)%	(5)%
Principal per transaction (constant currency) - YoY % change	f	0%	(1)%	0%	(3)%	(3)%	(3)%	(3)%

Cross-border principal ($ - billions)		19.0	18.5	73.2	17.5	18.2	17.6	53.3
Cross-border principal - YoY % change		8%	2%	7%	2%	(2)%	(7)%	(3)%
Cross-border principal (constant currency) - YoY % change	g	5%	3%	5%	3%	1%	(4)%	0%

Europe and CIS region revenues - YoY % change	t, u	3%	(1)%	3%	0%	(8)%	(9)%	(6)%
Europe and CIS region transactions - YoY % change	t, u	0%	(1)%	1%	1%	(2)%	(3)%	(1)%

North America region revenues - YoY % change	t, v	5%	2%	3%	5%	0%	(8)%	(1)%
North America region transactions - YoY % change	t, v	6%	5%	7%	6%	2%	(5)%	1%

Middle East and Africa region revenues - YoY % change	t, w	5%	2%	4%	6%	3%	0%	3%
Middle East and Africa region transactions - YoY % change	t, w	3%	4%	3%	9%	9%	4%	7%

APAC region revenues - YoY % change	t, x	10%	6%	10%	7%	4%	1%	4%
APAC region transactions - YoY % change	t, x	7%	9%	9%	6%	5%	2%	4%

LACA region revenues - YoY % change	t, y	5%	3%	7%	2%	5%	4%	4%
LACA region transactions - YoY % change	t, y	5%	5%	5%	8%	5%	(2)%	4%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
westernunion.com region revenues - YoY % change	t, z	43%	39%	37%	39%	23%	22%	27%
westernunion.com region transactions - YoY % change	t, z	33%	35%	29%	41%	35%	40%	38%

International revenues (GAAP) - YoY % change	aa	5%	2%	5%	4%	0%	(2)%	0%
International revenues (constant currency) - YoY % change	h, aa	4%	3%	4%	4%	3%	1%	3%
International transactions - YoY % change	aa	4%	5%	5%	6%	4%	0%	4%
International principal per transaction ($ - dollars)	aa	401	381	393	378	378	378	378
International principal per transaction - YoY % change	aa	4%	(1)%	3%	(3)%	(5)%	(6)%	(5)%
International principal per transaction (constant currency) - YoY % change	i, aa	1%	(1)%	1%	(2)%	(2)%	(2)%	(2)%

International revenues excl. US origination (GAAP) - YoY % change	bb	6%	2%	6%	4%	(1)%	(2)%	0%
International revenues excl. US origination (constant currency) - YoY % change	j, bb	4%	3%	4%	4%	3%	2%	3%
International transactions excl. US origination - YoY % change	bb	5%	5%	6%	7%	5%	2%	5%

Electronic channels revenues - YoY % change	cc	40%	36%	35%	38%	26%	25%	29%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		2%	2%	1%	1%	(3)%	(5)%	(2)%
Revenues (constant currency) - YoY % change	k	3%	3%	2%	3%	0%	(2)%	0%
Operating margin		21.0%	27.3%	23.9%	26.5%	22.4%	25.3%	24.7%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		31%	**	**	**	**	**	**
Revenues (constant currency) - YoY % change	l	22%	**	**	**	**	**	**
Operating margin		(4.8)%	(2.8)%	(6.0)%	(17.0)%	(15.7)%	(7.9)%	(13.4)%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		84%	83%	84%	81%	81%	81%	81%
Europe and CIS region revenues	t, u	24%	23%	24%	22%	22%	22%	22%
North America region revenues	t, v	22%	21%	22%	21%	21%	20%	21%
Middle East and Africa region revenues	t, w	16%	16%	15%	15%	15%	15%	15%
APAC region revenues	t, x	12%	12%	12%	12%	12%	12%	12%
LACA region revenues	t, y	8%	9%	9%	9%	9%	9%	9%
westernunion.com region revenues	t, z	2%	2%	2%	2%	2%	3%	2%
Consumer-to-Business segment revenues		12%	11%	11%	11%	11%	10%	11%
Business Solutions segment revenues		2%	5%	3%	6%	6%	7%	6%
Electronic channels revenues	cc	3%	3%	3%	3%	3%	4%	4%
Prepaid revenues	dd	1%	1%	1%	1%	1%	1%	1%
Marketing expense	ee	4.5%	4.4%	4.1%	3.8%	3.7%	4.2%	3.9%

* See page 16 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Revenues:
Transaction fees	$1,052.5	$1,083.2	(3)%	$3,152.8	$3,138.2	0%
Foreign exchange revenues	338.5	294.2	15%	995.7	829.5	20%
Other revenues	30.6	33.4	(8)%	91.6	92.4	(1)%
Total revenues	1,421.6	1,410.8	1%	4,240.1	4,060.1	4%

Expenses:
Cost of services	796.3	800.0	0%	2,376.8	2,309.6	3%
Selling, general and administrative	259.7	247.8	5%	819.3	723.9	13%
Total expenses (a)	1,056.0	1,047.8	1%	3,196.1	3,033.5	5%

Operating income	365.6	363.0	1%	1,044.0	1,026.6	2%

Other income/(expense):
Interest income	1.4	1.1	27%	4.1	3.6	14%
Interest expense	(44.6)	(46.7)	(4)%	(134.1)	(134.3)	0%
Derivative gains/(losses), net	0.1	(5.3)	(b)	1.0	(4.7)	(b)
Other income, net	1.3	1.8	(28)%	9.0	30.8	(71)%
Total other expense, net	(41.8)	(49.1)	(15)%	(120.0)	(104.6)	15%

Income before income taxes	323.8	313.9	3%	924.0	922.0	0%
Provision for income taxes	54.3	74.2	(27)%	136.0	208.9	(35)%

Net income	$269.5	$239.7	12%	$788.0	$713.1	11%

Earnings per share:
Basic	$0.45	$0.38	18%	$1.29	$1.12	15%
Diluted	$0.45	$0.38	18%	$1.29	$1.12	15%

Weighted-average shares outstanding:
Basic	601.5	624.9		610.5	634.3
Diluted	604.2	627.1		613.1	638.3

Cash dividends declared per common share	$0.10	$0.08	25%	$0.30	$0.23	30%

__________
(a)
Total expenses includes TGBP integration expense of $2.4 million and $6.0 million in cost of services and $7.9 million and $25.2 million in selling, general and administrative for the three and nine months ended September 30, 2012, respectively, and restructuring and related expenses of $3 million and $11 million in cost of services and $11 million and $36 million in selling, general and administrative for the three and nine months ended September 30, 2011, respectively.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents (a)	$1,433.0	$1,370.9
Settlement assets	3,326.6	3,091.2
Property and equipment, net of accumulated depreciation of
$372.8 and $429.7, respectively	196.7	198.1
Goodwill	3,185.7	3,198.9
Other intangible assets, net of accumulated amortization of
$495.9 and $462.5, respectively	848.5	847.4
Other assets	364.6	363.4
Total assets	$9,355.1	$9,069.9

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$579.1	$535.0
Settlement obligations	3,326.6	3,091.2
Income taxes payable	233.3	302.4
Deferred tax liability, net	377.8	389.7
Borrowings	3,433.0	3,583.2
Other liabilities	258.6	273.6
Total liabilities	8,208.4	8,175.1

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
598.6 shares and 619.4 shares issued and outstanding as of
September 30, 2012 and December 31, 2011, respectively	6.0	6.2
Capital surplus	324.9	247.1
Retained earnings	940.3	760.0
Accumulated other comprehensive loss	(124.5)	(118.5)
Total stockholders' equity	1,146.7	894.8
Total liabilities and stockholders' equity	$9,355.1	$9,069.9

__________
(a) Approximately $750 million was held by entities outside of the United States as of September 30, 2012.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Nine Months Ended September 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$788.0	$713.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46.0	45.1
Amortization	138.1	92.1
Gain on revaluation of equity interest	—	(29.4)
Other non-cash items, net	37.8	22.0
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(30.4)	1.2
Accounts payable and accrued liabilities	(23.9)	(9.8)
Income taxes payable (a)	(69.1)	99.7
Other liabilities	(26.9)	(51.2)
Net cash provided by operating activities	859.6	882.8

Cash Flows From Investing Activities
Capitalization of contract costs	(117.1)	(76.3)
Capitalization of purchased and developed software	(21.7)	(8.6)
Purchases of property and equipment	(44.3)	(39.4)
Acquisition of businesses, net	19.3	(136.9)
Net cash used in investing activities	(163.8)	(261.2)

Cash Flows From Financing Activities
Proceeds from exercise of options	52.3	94.2
Cash dividends paid	(122.3)	(95.0)
Common stock repurchased	(416.7)	(803.9)
Net repayments of commercial paper	(147.0)	—
Net proceeds from issuance of borrowings	—	696.8
Net cash used in financing activities	(633.7)	(107.9)

Net change in cash and cash equivalents	62.1	513.7
Cash and cash equivalents at beginning of period	1,370.9	2,157.4
Cash and cash equivalents at end of period	$1,433.0	$2,671.1

__________
(a)
The Company made tax payments of $92.4 million through the third quarter of 2012 due to the December 2011 agreement with the United States Internal Revenue Services ("IRS") resolving substantially all of the issues related to the restructuring of our international operations in 2003 ("IRS Agreement").

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$889.6	$922.2	(4)%	$2,655.2	$2,660.0	0%
Foreign exchange revenues	249.6	257.2	(3)%	737.9	730.0	1%
Other revenues	12.3	13.9	(12)%	38.0	36.5	4%
Total Consumer-to-Consumer:	1,151.5	1,193.3	(4)%	3,431.1	3,426.5	0%

Consumer-to-Business (C2B):
Transaction fees	139.7	146.7	(5)%	429.5	435.5	(1)%
Foreign exchange revenues	0.8	1.5	(47)%	2.5	4.7	(47)%
Other revenues	6.8	7.1	(4)%	19.8	21.8	(9)%
Total Consumer-to-Business:	147.3	155.3	(5)%	451.8	462.0	(2)%

Business Solutions (B2B) (a):
Transaction fees	9.5	1.1	(d)	26.0	3.1	(d)
Foreign exchange revenues	85.9	32.5	(d)	248.5	89.4	(d)
Other revenues	—	—	(d)	0.3	0.4	(d)
Total Business Solutions:	95.4	33.6	(d)	274.8	92.9	(d)

Other:
Total revenues	27.4	28.6	(4)%	82.4	78.7	5%

Total consolidated revenues	$1,421.6	$1,410.8	1%	$4,240.1	$4,060.1	4%

Operating income/(loss):
Consumer-to-Consumer	$338.8	$346.3	(2)%	$979.0	$984.7	(1)%
Consumer-to-Business	37.2	32.6	14%	111.8	104.9	7%
Business Solutions (b)	(7.5)	(1.6)	(d)	(36.8)	(7.7)	(d)
Other	(2.9)	(0.4)	(d)	(10.0)	(8.5)	(d)
Total segment operating income	365.6	376.9	(3)%	1,044.0	1,073.4	(3)%
Restructuring and related expenses (c)	—	(13.9)	(d)	—	(46.8)	(d)
Total consolidated operating income	$365.6	$363.0	1%	$1,044.0	$1,026.6	2%

Operating income/(loss) margin:
Consumer-to-Consumer	29.4%	29.0%	0.4%	28.5%	28.7%	(0.2)%
Consumer-to-Business	25.3%	21.0%	4.3%	24.7%	22.7%	2.0%
Business Solutions	(7.9)%	(4.8)%	(3.1)%	(13.4)%	(8.3)%	(5.1)%
Total consolidated operating income margin	25.7%	25.7%	0.0%	24.6%	25.3%	(0.7)%

Depreciation and amortization:
Consumer-to-Consumer	$38.5	$36.1	7%	$119.2	$104.4	14%
Consumer-to-Business	3.6	4.0	(10)%	11.3	14.3	(21)%
Business Solutions	17.4	4.7	(d)	48.0	13.7	(d)
Other	1.7	1.1	55%	5.6	3.5	60%
Total segment depreciation and amortization	61.2	45.9	33%	184.1	135.9	35%
Restructuring and related expenses (c)	—	—	(d)	—	1.3	(d)
Total consolidated depreciation and amortization	$61.2	$45.9	33%	$184.1	$137.2	34%

__________
(a)
The significant change in Business Solutions revenues for the three and nine months ended September 30, 2012 was primarily the result of the acquisition of Travelex Global Business Payments on November 7, 2011.

(b)	Business Solutions operating loss includes $10.3 million and $31.2 million related to TGBP integration expense for the three and nine months ended September 30, 2012, respectively.
(c)
Restructuring and related expenses are excluded from the measurement of segment operating profit provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(d)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise.

		3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,410.8	$1,431.3	$5,491.4	$1,393.4	$1,425.1	$1,421.6	$4,240.1
	Foreign currency translation impact (m)	(18.2)	10.4	(38.0)	8.1	34.6	37.7	80.4
	Revenues, constant currency adjusted	$1,392.6	$1,441.7	$5,453.4	$1,401.5	$1,459.7	$1,459.3	$4,320.5
	Prior year revenues, as reported (GAAP)	$1,329.6	$1,357.0	$5,192.7	$1,283.0	$1,366.3	$1,410.8	$4,060.1
	Pro forma prior year revenues, TGBP adjusted (n)	N/A	N/A	N/A	$1,338.0	$1,426.0	$1,474.8	$4,238.8
	Revenue change, as reported (GAAP)	6%	5%	6%	9%	4%	1%	4%
	Revenue change, constant currency adjusted	5%	6%	5%	9%	7%	3%	6%
	Pro forma revenue change, TGBP adjusted	N/A	N/A	N/A	4%	0%	(4)%	0%
	Pro forma revenue change, TGBP and constant currency adjusted (m)	N/A	N/A	N/A	5%	2%	(1)%	2%

(b)	Operating income, as reported (GAAP)	$363.0	$358.4	$1,385.0	$332.5	$345.9	$365.6	$1,044.0
	Reversal of restructuring and related expenses (o)	13.9	—	46.8	N/A	N/A	N/A	N/A
	Reversal of TGBP integration expense (p)	N/A	4.8	4.8	6.4	14.5	10.3	31.2
	Operating income, excl. restructuring and TGBP
	integration expense	$376.9	$363.2	$1,436.6	$338.9	$360.4	$375.9	$1,075.2
	Operating income margin, as reported (GAAP)	25.7%	25.0%	25.2%	23.9%	24.3%	25.7%	24.6%
	Operating income margin, excl. restructuring	26.7%	25.0%	26.1%	23.9%	24.3%	25.7%	24.6%
	Operating income margin, excl. restructuring and TGBP
	integration expense	N/A	25.4%	26.2%	24.3%	25.3%	26.4%	25.4%

(c)	Operating income, as reported (GAAP)	$363.0	$358.4	$1,385.0	$332.5	$345.9	$365.6	$1,044.0
	Reversal of depreciation and amortization (q)	45.9	55.4	192.6	63.9	59.0	61.2	184.1
	EBITDA (q)	$408.9	$413.8	$1,577.6	$396.4	$404.9	$426.8	$1,228.1
	Reversal of restructuring and related expenses (o)	13.9	—	45.5	N/A	N/A	N/A	N/A
	Reversal of TGBP integration expense excluding trademark
	amortization (p)	N/A	4.8	4.8	6.4	13.0	9.5	28.9
	EBITDA, excl. restructuring and TGBP integration expense	$422.8	$418.6	$1,627.9	$402.8	$417.9	$436.3	$1,257.0
	EBITDA margin	29.0%	28.9%	28.7%	28.4%	28.4%	30.0%	29.0%
	EBITDA margin, excl. restructuring and TGBP integration expense	30.0%	29.2%	29.6%	28.9%	29.3%	30.7%	29.6%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
	Consolidated Metrics (continued)
(d)	Net income, as reported (GAAP)	$239.7	$452.3	$1,165.4	$247.3	$271.2	$269.5	$788.0
	Reversal of restructuring and related expenses, net of income
	tax benefit (o)	9.7	—	32.0	N/A	N/A	N/A	N/A
	Net income, restructuring adjusted	$249.4	$452.3	$1,197.4	$247.3	$271.2	$269.5	$788.0
	Reversal of IRS Agreement tax provision benefit (r)	N/A	(204.7)	(204.7)	N/A	N/A	N/A	N/A
	Net income, restructuring and IRS Agreement adjusted	$249.4	$247.6	$992.7	$247.3	$271.2	$269.5	$788.0
	Reversal of TGBP integration expense, net of income tax
	benefit (p)	N/A	3.1	3.1	4.3	10.2	6.9	21.4
	Net income, restructuring, IRS Agreement and TGBP integration
	expense adjusted	$249.4	$250.7	$995.8	$251.6	$281.4	$276.4	$809.4
	Diluted earnings per share ("EPS"), as reported
	(GAAP) ($ - dollars)	$0.38	$0.73	$1.84	$0.40	$0.44	$0.45	$1.29
	Impact from restructuring and related expenses, net of income tax
	benefit (o) ($ - dollars)	0.02	—	0.05	N/A	N/A	N/A	N/A
	Diluted EPS, restructuring adjusted ($ - dollars)	$0.40	$0.73	$1.89	$0.40	$0.44	$0.45	$1.29
	Impact from IRS Agreement tax provision benefit (r) ($ - dollars)	N/A	(0.33)	(0.32)	N/A	N/A	N/A	N/A
	Diluted EPS, restructuring and IRS Agreement adjusted ($ - dollars)	$0.40	$0.40	$1.57	$0.40	$0.44	$0.45	$1.29
	Impact from TGBP integration expense, net of income tax
	benefit (p) ($ - dollars)	N/A	—	—	—	0.02	0.01	0.03
	Diluted EPS, restructuring, IRS Agreement and TGBP integration
	expense adjusted ($ - dollars)	$0.40	$0.40	$1.57	$0.40	$0.46	$0.46	$1.32
	Diluted weighted-average shares outstanding	627.1	621.7	634.2	621.9	613.1	604.2	613.1

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
	Consumer-to-Consumer Segment
(e)	Revenues, as reported (GAAP)	$1,193.3	$1,181.9	$4,608.4	$1,124.6	$1,155.0	$1,151.5	$3,431.1
	Foreign currency translation impact (m)	(17.9)	8.0	(39.1)	5.2	30.1	32.8	68.1
	Revenues, constant currency adjusted	$1,175.4	$1,189.9	$4,569.3	$1,129.8	$1,185.1	$1,184.3	$3,499.2
	Prior year revenues, as reported (GAAP)	$1,128.3	$1,151.8	$4,383.4	$1,078.1	$1,155.1	$1,193.3	$3,426.5
	Revenue change, as reported (GAAP)	6%	3%	5%	4%	0%	(4)%	0%
	Revenue change, constant currency adjusted	4%	3%	4%	5%	3%	(1)%	2%

(f)	Principal per transaction, as reported ($ - dollars)	$366	$349	$360	$346	$344	$342	$344
	Foreign currency translation impact (m) ($ - dollars)	(11)	2	(6)	3	11	12	9
	Principal per transaction, constant currency adjusted ($ - dollars)	$355	$351	$354	$349	$355	$354	$353
	Prior year principal per transaction, as reported ($ - dollars)	$355	$356	$355	$360	$365	$366	$364
	Principal per transaction change, as reported	3%	(2)%	1%	(4)%	(6)%	(6)%	(5)%
	Principal per transaction change, constant currency adjusted	0%	(1)%	0%	(3)%	(3)%	(3)%	(3)%

(g)	Cross-border principal, as reported ($ - billions)	$19.0	$18.5	$73.2	$17.5	$18.2	$17.6	$53.3
	Foreign currency translation impact (m) ($ - billions)	(0.6)	0.2	(1.2)	0.2	0.6	0.7	1.5
	Cross-border principal, constant currency adjusted ($ - billions)	$18.4	$18.7	$72.0	$17.7	$18.8	$18.3	$54.8
	Prior year cross-border principal, as reported ($ - billions)	$17.6	$18.1	$68.6	$17.1	$18.6	$19.0	$54.7
	Cross-border principal change, as reported	8%	2%	7%	2%	(2)%	(7)%	(3)%
	Cross-border principal change, constant currency adjusted	5%	3%	5%	3%	1%	(4)%	0%

(h)	International revenues, as reported (GAAP)	$995.7	$995.5	$3,855.8	$936.9	$964.3	$971.6	$2,872.8
	Foreign currency translation impact (m)	(17.4)	7.5	(38.0)	4.9	29.2	32.4	66.5
	International revenues, constant currency adjusted	$978.3	$1,003.0	$3,817.8	$941.8	$993.5	$1,004.0	$2,939.3
	Prior year international revenues, as reported (GAAP)	$944.0	$972.4	$3,669.2	$901.7	$962.9	$995.7	$2,860.3
	International revenue change, as reported (GAAP)	5%	2%	5%	4%	0%	(2)%	0%
	International revenue change, constant currency adjusted	4%	3%	4%	4%	3%	1%	3%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
	Consumer-to-Consumer Segment (continued)
(i)	International principal per transaction, as reported ($ - dollars)	$401	$381	$393	$378	$378	$378	$378
	Foreign currency translation impact (m) ($ - dollars)	(13)	3	(8)	4	14	15	11
	International principal per transaction, constant currency
	adjusted ($ - dollars)	$388	$384	$385	$382	$392	$393	$389
	Prior year international principal per transaction,
	as reported ($ - dollars)	$384	$386	$382	$390	$399	$401	$397
	International principal per transaction change, as reported	4%	(1)%	3%	(3)%	(5)%	(6)%	(5)%
	International principal per transaction change,
	constant currency adjusted	1%	(1)%	1%	(2)%	(2)%	(2)%	(2)%

(j)	International excl. US origination revenues, as reported (GAAP)	$822.2	$815.5	$3,158.5	$759.6	$784.1	$802.6	$2,346.3
	Foreign currency translation impact (m)	(17.4)	7.5	(38.0)	4.9	29.2	32.4	66.5
	International excl. US origination revenues, constant
	currency adjusted	$804.8	$823.0	$3,120.5	$764.5	$813.3	$835.0	$2,412.8
	Prior year international excl. US origination revenues,
	as reported (GAAP)	$774.3	$797.6	$2,990.9	$732.2	$788.6	$822.2	$2,343.0
	International excl. US origination revenues change, as
	reported (GAAP)	6%	2%	6%	4%	(1)%	(2)%	0%
	International excl. US origination revenues change, constant
	currency adjusted	4%	3%	4%	4%	3%	2%	3%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		3Q11	4Q11	FY2011	1Q12	2Q12	3Q12	YTD 3Q12
	Consumer-to-Business Segment
(k)	Revenues, as reported (GAAP)	$155.3	$153.9	$615.9	$155.1	$149.4	$147.3	$451.8
	Foreign currency translation impact (m)	1.5	2.5	6.4	2.9	3.5	4.2	10.6
	Revenues, constant currency adjusted	$156.8	$156.4	$622.3	$158.0	$152.9	$151.5	$462.4
	Prior year revenues, as reported (GAAP)	N/A	N/A	$610.7	$153.2	$153.5	$155.3	$462.0
	Revenue change, as reported (GAAP)	2%	2%	1%	1%	(3)%	(5)%	(2)%
	Revenue change, constant currency adjusted	3%	3%	2%	3%	0%	(2)%	0%

	Business Solutions Segment
(l)	Revenues, as reported (GAAP)	$33.6	$68.2	$161.1	$86.9	$92.5	$95.4	$274.8
	Foreign currency translation impact (m)	(2.1)	(0.1)	(5.7)	(0.1)	0.9	0.6	1.4
	Revenues, constant currency adjusted	$31.5	$68.1	$155.4	$86.8	$93.4	$96.0	$276.2
	Prior year revenues, as reported (GAAP)	N/A	N/A	$106.7	$27.9	$31.4	$33.6	$92.9
	Pro forma prior year revenues, TGBP adjusted (n)	N/A	N/A	N/A	$82.9	$91.1	$97.6	$271.6
	Revenue change, as reported (GAAP)	31%	**	**	**	**	**	**
	Revenue change, constant currency adjusted	22%	**	**	**	**	**	**
	Pro forma revenue change, TGBP adjusted	N/A	N/A	N/A	5%	2%	(2)%	1%
	Pro forma revenue change, TGBP and constant currency adjusted (m)	N/A	N/A	N/A	4%	4%	0%	3%

	2012 Outlook Metrics
		Range
	Revenue change (GAAP)	2%	3%
	Foreign currency translation impact (s)	2%	2%
	Revenue change, constant currency adjusted	4%	5%

	Operating income margin (GAAP)	23.5%
	TGBP integration expense impact (p)	1.0%
	Operating income margin, TGBP integration expense adjusted	24.5%

	Operating income margin (GAAP)	23.5%
	Depreciation and amortization impact (q)	4.5%
	TGBP integration expense impact (p)	1.0%
	EBITDA margin, TGBP integration expense adjusted	29.0%

		Range
	EPS guidance (GAAP) ($ - dollars)	$1.60	$1.63
	TGBP integration expense impact, net of tax benefit (p) ($ - dollars)	0.05	0.05
	EPS guidance, TGBP integration expense adjusted ($ - dollars)	$1.65	$1.68

	Operating cash flow (GAAP) ($ - billions)	$1.1
	Payments on IRS Agreement (r) ($ - billions)	0.1
	Operating cash flow, IRS Agreement adjusted ($ - billions)	$1.2

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(m)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. In pro forma calculations, also includes the currency impact of $(1.6) million and $(2.9) million for the three and nine months ended September 30, 2012 associated with the acquisition of Travelex Global Business Payments ("TGBP").

(n)
Represents the pro forma incremental impact of TGBP on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition.

(o)
Restructuring and related expenses consist of direct and incremental expenses including the impact from fluctuations in exchange rates associated with restructuring and related activities, consisting of severance, outplacement and other related benefits; facility closure and migration of the Company's IT infrastructure; and other expenses related to the relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and the acceleration of depreciation and amortization. Restructuring and related expenses were not allocated to the segments.

(p)
TGBP integration expense consists primarily of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.

(q)	Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses.
(r)
Represents the impact from the tax benefit in December 2011 due to the agreement with the IRS resolving substantially all issues related to the restructuring of our international operations in 2003 of $204.7 million. The Company made tax payments of $92.4 million through the third quarter 2012 and expects to make the majority of the remaining tax payments of approximately $100 million in 2013.

(s)
Represents the estimated impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any estimated benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

Other notes:
(t)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to that business.

(u)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(v)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(w)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(x)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(y)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(z)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(aa)
Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico.

(bb)	Represents transactions between and within foreign countries (excluding Canada and Mexico). Excludes all transactions originated in the United States and all transactions to and from Mexico.
(cc)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).
(dd)	Represents revenue from prepaid services. This revenue is included within Other.
(ee)	Marketing expense includes advertising, events, costs to administer loyalty programs, and the cost of employees dedicated to marketing activities.